UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 22, 2010

ARKANOVA ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-51612
(Commission File Number)

68-0542002
(IRS Employer Identification No.)

2441 High Timbers Drive, Suite 120, The Woodlands, Texas 77380
(Address of principal executive offices and Zip Code)

(281) 298-9555
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement

On November 22, 2010, our wholly owned subsidiary, Provident Energy Associates of Montana, LLC (“Provident”) entered into an option agreement with Knightwall Invest, Inc. (“Knightwall”) pursuant to which Provident granted an option (the “Option”) to Knightwall to purchase an additional 5% working interest in Provident’s Two Medicine Cut Bank Sand Unit in Pondera and Glacier Counties, Montana (the “Unit”). The Option is exercisable by Knightwall until expiry on March 31, 2011. Upon the grant of the Option, Knightwall provided the Company with a $100,000 non refundable deposit, the payment of which will not be applied against the purchase price in the event the Option is exercised. Knightwall may exercise the Option prior to the expiry date by payment of $1.5 million to the Company. Knightwall currently holds a 30% interest in the Unit.

Item 9.01	Financial Statements and Exhibits

(a)	Exhibits

10.1	Option Agreement dated November 22, 2010 between Provident Energy Associates of Montana, LLC and Knightwall Invest, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARKANOVA ENERGY CORPORATION

/s/ Reginald Denny
Reginald Denny
Chief Financial Officer

Date: November 26, 2010